Exhibit 99.1

Bidding Procedures

On October 24, 2016, the United States Bankruptcy Court for the District of Massachusetts (the “Court”) entered the Order Establishing Bidding Procedures Relating to the Sale of All or a Portion of the Debtors’ Assets [Docket No. 280] (the “Bidding Procedures Order”),1 by which the Court approved the procedures set forth the below.  These Bidding Procedures set forth the process by which the Debtors are authorized to conduct an auction (the “Auction”) for the sale (the “Sale”) of all or substantially all of the Debtors’ assets (the “Assets”).  These Bidding Procedures are for the purposes of seeking and evaluating offers for the Assets, on the terms and provisions set forth herein, in addition to the bid contemplated by LIMAB LLC, an entity (including any assigns or designees thereof, the “Stalking Horse Bidder”) affiliated with the Debtors’ DIP Lenders (as defined below), as set forth in an asset purchase agreement dated as of October 18, 2016 among the Debtors and the Stalking Horse Bidder (the “Stalking Horse Agreement”).

1.	Submissions to the Debtors.

All submissions to the Debtors required to be made under these Bidding Procedures must be directed to each of the following persons unless otherwise provided (collectively, the “Notice Parties”):

A.	Debtors. Cosi, Inc., 294 Washington Street, Suite 510, Boston, MA 02108, Attn: Randy Kominsky, Chief Restructuring Officer (rkominsky@allianceffg.com).

B.
Debtors’ Counsel.  Counsel to the Debtors, Mirick, O’Connell, DeMallie & Lougee, LLP, 1800 West Park Drive, Suite 400, Westborough, MA 01581-3926 (“Mirick O’Connell”) Attn.:  Joseph H. Baldiga (jbaldiga@mirickoconnell.com) and Christine E. Devine (cdevine@mirickoconnell.com);

C.
Committee Counsel.  Counsel to the official committee of unsecured creditors, Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110, Attn: Lee Harrington (lharrington@nixonpeabody.com), Christopher Desiderio (cdesiderio@nixonpeabody.com), and Christopher Fong (cfong@nixonpeabody.com).

2.	Potential Bidders

To participate in the bidding process or otherwise be considered for any purpose under these Bidding Procedures, a person or entity interested in consummating a Sale (a “Potential Bidder”) must deliver or have previously delivered:

[1]
All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Debtors’ Motion For (I) Order Establishing Bidding Procedures and Granting Related Relief and (II) Order Approving Sale of Substantially All Assets Free and Clear of All Liens, Claims, Encumbrances, and Interests and Granting Related Relief (the “Sale Motion”) [Dkt. No. 105].

(i)	an executed confidentiality agreement on terms acceptable to the Debtors (a “Confidentiality Agreement”), to the extent not already executed; and

(ii)
to the extent determined to be necessary by the Debtors in their sole discretion, the most current audited and latest unaudited financial statements of the Potential Bidder or such other form of financial disclosure as is acceptable to the Debtors and their advisors (the “Financials”) (or, if the Potential Bidder is an entity formed for the purpose of acquiring the Assets, (x) Financials of the equity holder(s) of the Potential Bidder or such other form of financial disclosure as is acceptable to the Debtors and their advisors and (y) a written commitment acceptable to the Debtors and their advisors that the equity holder(s) of the Potential Bidder will be responsible for the Potential Bidder’s obligations in connection with the Sale).

3.	Qualified Bidders

(a)
A “Qualified Bidder” is a Potential Bidder whose Financials, or the Financials of its equity holder(s), as applicable, demonstrate the financial capability to consummate the Sale and that the Debtors, after consulting with the Committee, determine should be considered a Qualified Bidder.  Upon receipt by the Debtors of (i) the Confidentiality Agreement and (ii) the Financials, both in form and substance satisfactory to the Debtors and their advisors, the Debtors shall notify the person or entity that they are a Qualified Bidder and the Debtors will provide the Qualified Bidder with access to due diligence materials as discussed in Section 4 hereof.  The Stalking Horse Bidder shall be deemed a Qualified Bidder at all times.

(b)
If any Bid by a Qualified Bidder is later determined by the Debtors, and after consultation with the Committee, not to be a Qualified Bid, the Debtors will refund such Qualified Bidder’s Deposit on or within three business days after the Bid Deadline.

(c)
Between the date that the Debtors notify a Qualified Bidder that it is a Qualified Bidder and the Auction, the Debtors may discuss, negotiate, or seek clarification of any Qualified Bid from a Qualified Bidder.  Except as otherwise set forth in the Stalking Horse Agreement, without the written consent of the Debtors, a Qualified Bidder may not modify, amend, or withdraw its Qualified Bid, except for proposed amendments to increase the consideration contemplated by, or to otherwise improve the terms of, the Qualified Bid, during the period that such Qualified Bid remains binding as specified in these Bidding Procedures; provided that any Qualified Bid may be improved at the Auction as set forth herein.  Any improved Qualified Bid must continue to comply with the requirements for Qualified Bids set forth in these Bidding Procedures.

4.	Due Diligence.

No Qualified Bidder or Potential Bidder will be permitted to conduct any due diligence without entering into a Confidentiality Agreement.  The Debtors will provide to each Qualified Bidder or Potential Bidder reasonable due diligence information, as requested by such Qualified Bidder or Potential Bidder in writing, as soon as reasonably practicable after such request.  For all Qualified Bidders or Potential Bidders, the due diligence period will end on the Bid Deadline and subsequent to the Bid Deadline the Debtors may (in consultation with the Committee and the Stalking Horse Bidder) furnish any due diligence information, but shall have no obligation to do so.

The Debtors shall not furnish any confidential information relating to the Assets, liabilities of the Debtors, or the Sale to any person except to a Qualified Bidder or Potential Bidder or to such Qualified Bidder’s or Potential Bidder’s duly authorized representatives to the extent provided in the applicable Confidentiality Agreement.  The Debtors and their advisors shall coordinate all reasonable requests from Qualified Bidders or Potential Bidders for additional information and due diligence access; provided that the Debtors may decline to provide such information to Qualified Bidders or Potential Bidders who, at such time and in the Debtors’ reasonable business judgment, after consultation with the Committee and the Stalking Horse Bidder, have not established, or who have raised doubt, that such Qualified Bidder or Potential Bidder intends in good faith to, or has the capacity to, consummate the Sale.

The Debtors also reserve the right to withhold or restrict access to any diligence materials that the Debtors determine are sensitive or otherwise not appropriate for disclosure to a Qualified Bidder or Potential Bidder who the Debtors determine is a competitor of the Debtors, is affiliated with any competitor of the Debtors or for whom the Debtors otherwise reasonably determine, in consultation with the Committee and the Stalking Horse Bidder, that making such information available to such Qualified Bidder or Potential Bidder may be harmful to the Debtors or the Debtors’ business, including following any acquisition thereof by a Successful Bidder.  Neither the Debtors nor their representatives shall be obligated to furnish information of any kind whatsoever to any person that is not determined to be a Qualified Bidder.

All due diligence requests must be directed to:

Cosi, Inc., 294 Washington Street, Suite 510, Boston, MA 02108, Attn: Randy Kominsky, Chief Restructuring Officer (rkominsky@allianceffg.com); with a copy of all such requests simultaneously directed to:

Counsel to the Debtors, Mirick, O’Connell, 1800 West Park Drive, Suite 400, Westborough, MA 01581-3926, Attn.:  Joseph H. Baldiga (jbaldiga@mirickoconnell.com) and Christine E. Devine (cdevine@mirickoconnell.com).

(a)	Communications with Qualified Bidders.

Notwithstanding anything to the contrary in these Bidding Procedures, all substantive direct communications between Qualified Bidders and the Debtors shall involve the Debtors and the Debtors’ advisors, to the extent reasonably practicable.

(b)	Due Diligence from Qualified Bidders.

Each bidder shall comply with all reasonable requests for additional information and due diligence access requested by the Debtors or their advisors regarding the ability of the Qualified Bidder to consummate the Sale.  Failure by a Qualified Bidder to comply with such reasonable requests for additional information and due diligence access may be a basis for the Debtors to determine, after consultation with the Committee, that such bidder is no longer a Qualified Bidder or that a bid made by such Qualified Bidder is not a Bid or a Qualified Bid.

Each recipient of confidential information agrees to use, and to instruct their advisors and representatives to use, such confidential information only in connection with the evaluation of Bids during the bidding process.

Notwithstanding the foregoing and the provisions contained in any applicable confidentiality agreement, the Debtors and the Debtors’ advisors may disclose confidential information:  (i) with the prior written consent of such bidder and the Debtors; (ii) to the applicable bidder; and (iii) as otherwise required or allowed by any applicable confidentiality agreement with respect to a particular bidder or other agreement, law, court or other governmental order, or regulation, including, as appropriate, to regulatory agencies.

5.	Bid Requirements.

A proposal, solicitation, or offer (each, a “Bid”) by a Qualified Bidder that is submitted in writing in the form of an asset purchase agreement (an “Asset Purchase Agreement”) and satisfies each of the following requirements (the “Bid Requirements”) as determined by the Debtors, in their reasonable business judgment, and after consultation with the Committee, shall constitute a “Qualified Bid”).  The Stalking Horse Agreement executed by the Debtors and the transactions contemplated thereby will be deemed a Qualified Bid and the Stalking Horse Bidder will be deemed a Qualified Bidder for all purposes.

(a)
Assets.  Each Bid must be for all or substantially all of the assets of the Debtors  and shall also clearly state which liabilities of the Debtors that the Qualified Bidders are agreeing to purchase and assume.  Piecemeal bids for only portions of the assets will not be accepted unless the Debtors determine, after consultation with the Committee and the DIP Lenders, that the DIP Payoff Condition (as set forth below) would be satisfied.

(b)
Purchase Price.  Each Bid must clearly set forth the purchase price to be paid for the Assets, including and identifying separately any cash and non-cash components, which non-cash components may include, among other things, the assumption of liabilities of the Debtors or credit-bids permitted by, and in accordance with, Section 6 hereof (the “Purchase Price”); provided that the cash consideration will be sufficient to fund payment of (i) the DIP Payoff Condition (as defined below) and (ii) the Bid Protections (as defined below).

(c)
Minimum Bid. The aggregate consideration proposed by each Bid must equal or exceed the sum of, $10,740,000 in cash (the “Minimum Overbid”), subject to modification as set forth in the following two sentences.  A component of the Minimum Overbid consists of all obligations under the Debtors’ debtor in possession financing facility, including principal, interest, fees, expenses and other obligations (“DIP Obligations”), all of which will be required to be repaid at Closing, and the Minimum Overbid stated in the previous sentence assumes that the aggregate DIP Obligations are $4,100,000 (i.e. the maximum commitment on the date hereof under the DIP Facility).  The amount of the DIP Obligations may increase by agreement of the parties subject to approval of the Court.  One business day before Auction, the Debtors (in consultation with the Committee and the DIP Lenders) will provide notice of the estimated actual amount of the DIP Obligations as of the prospective closing date, and the Minimum Overbid will be adjusted upward or downward dollar for dollar to reflect deviations from $4,100,000 in the principal amount estimated to be outstanding under the DIP Facility immediately prior to Closing.

(d)
Deposit.  Each Bid, other than the Bid of the Stalking Horse Bidder (the “Stalking Horse Bid”), must be accompanied by a cash deposit in the amount equal to $1,000,000 to be held in a separate account to be identified and established by the Debtors (the “Deposit”).

(e)
Assumption of Obligations; DIP Payoff Condition.  Each Bid must provide for the payment in full in cash of the DIP Facility, including all DIP Obligations, no later than the earlier of (i) the closing of the Sale (the “Closing”) or the closing of any sale of any part of the Assets; and (ii) December 14, 2016 (the “DIP Payoff Condition”).

(f)
The Same or Better Terms.  Each Bid must be on terms that are not more burdensome to the Debtors or conditional, have less recourse against the purchaser for breach, or have other provisions that are materially more favorable to the purchaser, than the terms of the Stalking Horse Agreement as determined by the Debtors in consultation with the Committee and the Stalking Horse Bidder.  Each Bid must include non-contingent transaction documents necessary to effectuate the transactions contemplated in the Bid and shall include a schedule of assumed contracts to the extent applicable to the Bid, and a copy of the Stalking Horse Agreement, clearly marked to show all corresponding changes requested by the Qualified Bidder in their Asset Purchase Agreement, including those related to the respective Purchase Price and assets to be acquired by such Qualified Bidder, as well as all other material documents integral to such bid (the “Qualified Bid Documents”).  Upon the request of a Qualified Bidder, the Debtors will provide a copy of the Stalking Horse Agreement as a Word document.

(g)
Committed Financing.  To the extent that a Bid is not accompanied by evidence of the Qualified Bidder’s capacity to consummate the sale set forth in its Bid with cash on hand, each Bid must include evidence of financing documented to the satisfaction of the Debtors, and after consultation with the Committee, that demonstrates that the Qualified Bidder has received sufficient debt and/or equity funding commitments to satisfy the Qualified Bidder’s Purchase Price and other obligations under its Bid including adequate assurance of future performance.

(h)
Contingencies; No Financing or Diligence Outs.  A Bid shall not be conditioned on the obtaining or the sufficiency of financing or any internal approval, or on the outcome or review of due diligence, but may be subject to the accuracy at the closing of specified representations and warranties, which shall not be more burdensome, in the Debtors’ business judgment, and after consultation with the Committee, than those set forth in the Stalking Horse Agreement.

(i)
Identity.  Each Bid must fully disclose the identity of each entity that will be bidding or otherwise participating in connection with such Bid (including each equity holder or other financial backer of the Qualified Bidder if such Qualified Bidder is an entity formed for the purpose of consummating the proposed transaction contemplated by such Bid).  Under no circumstances shall any undisclosed principals, equity holders, or financial backers be associated with any Bid.  Each Bid must also include contact information for the specific persons and counsel whom the Debtors and Mirick O’Connell should contact regarding such Bid.

(j)
Demonstrated Financial Capacity.  A Qualified Bidder must have, in the Debtors’ business judgment, and after consultation with the Committee, the necessary financial capacity to consummate the proposed transactions required by its Bid and provide adequate assurance of future performance under all contracts proposed to be assumed by such Bid.

(k)
Time Frame for Closing.  A Bid by a Qualified Bidder must be reasonably likely (based on availability of financing, antitrust, or other regulatory issues, experience, and other considerations) to be consummated, if selected as the Successful Bid, within a time frame acceptable to the Debtors, after consultation with the Committee, and, in any event, on or prior to December 14, 2016 unless such Qualified Bidder consummates the DIP Payoff Condition and agrees to provide financing to the Debtors during the time necessary to close the transaction.

(l)	Binding and Irrevocable. A Qualified Bidder’s Bid shall be irrevocable unless and until the Debtors accept a higher Bid.

(m)
Expenses; Disclaimer of Fees.  Each Bid (other than a Stalking Horse Bid) must disclaim any right to receive a fee analogous to a break-up fee, expense reimbursement, termination fee, or any other similar form of compensation.  For the avoidance of doubt, no Qualified Bidder (other than the Stalking Horse Bidder) will be permitted to request, nor be granted by the Debtors, at any time, whether as part of the Auction or otherwise, a break-up fee, expense reimbursement, termination fee, or any other similar form of compensation, and by submitting its Bid is agreeing to refrain from and waive any assertion or request for reimbursement on any basis, including under section 503(b) of the Bankruptcy Code.

(n)
Authorization.  Each Bid must contain evidence that the Qualified Bidder has obtained authorization or approval from its board of directors (or a comparable governing body) with respect to the submission of its Bid and the consummation of the transactions contemplated in such Bid.

(o)
As-Is, Where-Is.  Each Bid must include a written acknowledgement and representation that the Qualified Bidder:  (i) has had an opportunity to conduct any and all due diligence regarding the Assets prior to making its offer; (ii) has relied solely upon its own independent review, investigation, and/or inspection of any documents and/or the Assets in making its Bid; and (iii) did not rely upon any written or oral statements, representations, promises, warranties, or guaranties whatsoever, whether express, implied by operation of law, or otherwise, regarding the Assets or the completeness of any information provided in connection therewith or the Auction.

(p)
Adherence to Bid Procedures.  By submitting its Bid, each Qualified Bidder is agreeing to abide by and honor the terms of these Bidding Procedures and agrees not to submit a Bid or seek to reopen the Auction after conclusion of the Auction.

(q)
Regulatory Approvals and Covenants.  A Bid must set forth each regulatory and third-party approval required for the Qualified Bidder to consummate the Sale, if any, and the time period within which the Qualified Bidder expects to receive such regulatory and third-party approvals (and in the case that receipt of any such regulatory or third-party approval is expected to take more than (10) days following execution and delivery of the Asset Purchase Agreement giving effect to such Bid, those actions the Qualified Bidder will take to ensure receipt of such approvals as promptly as possible).

(r)
Consent to Jurisdiction. The Qualified Bidder must submit to the jurisdiction of the Bankruptcy Court and waive any right to a jury trial in connection with any disputes relating to Debtors’ qualification of bids, the Auction, the construction and enforcement of these Bidding Procedures, the Sale documents, and the Closing, as applicable.

(s)
Bid Deadline.  Each Bid must be transmitted via email (in .pdf or similar format) so as to be actually received on or before November 28, 2016 at 5:00 p.m. (prevailing Eastern Time) (the “Bid Deadline”) by:

(i)	The Debtors: Cosi Inc., 294 Washington Street, Suite 510, Boston, MA 02108, Attn: Randy Kominsky, Chief Restructuring Officer (rkominsky@allianceffg.com);

(ii)
Counsel to the Debtors: Mirick, O’Connell, DeMallie & Lougee, LLP, 1800 West Park Drive, Suite 400, Westborough, MA 01581-3926 Attn.:  Joseph H. Baldiga (jbaldiga@mirickoconnell.com) and Christine E. Devine (cdevine@mirickoconnell.com); and

(iii)
Counsel to the official committee of unsecured creditors, Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110, Attn: Lee Harrington (lharrington@nixonpeabody.com), Christopher Desiderio (cdesiderio@nixonpeabody.com), and Christopher Fong (cfong@nixonpeabody.com).

6.	Right to Credit Bid.

At the Auction, the lenders under the Debtors’ debtor-in-possession financing facility (the “DIP Facility” and the lenders thereunder, the “DIP Lenders”) shall have the right to credit bid (on their own behalf, or on behalf of any purchaser, including the Stalking Horse Bidder) all or a portion of the value of such DIP Lender’s claims (which, for the avoidance of doubt, with respect to the DIP Lenders, shall include the outstanding amounts, including principal, interest, fees, expenses and other obligations under the DIP Facility) within the meaning of section 363(k) of the Bankruptcy Code.  For purposes of the Auction, the amount of the credit bid shall be the estimated amount of the DIP Obligations as of the date of the Auction as determined by the Debtors in consultation with the Committee and the DIP Lenders (the “DIP Credit Bid Auction Amount”); provided that if the Stalking Horse Bidder is the Successful Bidder, it will be entitled to credit bid the full amount of the actual DIP Obligations against the purchase price at closing with a corresponding adjustment to the cash portion of the purchase price to the extent that the actual DIP Obligations at closing exceed the DIP Credit Bid Auction Amount.  Notwithstanding anything herein to the contrary, the Stalking Horse Bidder shall be permitted to add at each level of bidding the amount of $640,000 (i.e. the value of the Bid Protections) to the Stalking Horse Bidder’s then current bid for purposes of evaluating the “highest and best” current bid and such amount shall be treated as cash consideration in the event that the Stalking Horse Bidder is the Successful Bidder.  For the avoidance of doubt, except the credit bid rights of the DIP Lenders and the right of the Stalking Horse Bidder to include the Bid Protections in its bids as set forth above, no credit bids will be permitted.

7.	Auction.

If the Debtors receive one or more Qualified Bids for the Assets, other than the Stalking Horse Bid, the Debtors will conduct the Auction to determine the Successful Bidder for the Assets.  If the Debtors receive no Qualified Bids for the Assets (other than the Stalking Horse Bid), the Debtors will not conduct the Auction and shall designate the Stalking Horse Bidder’s Bid as the Successful Bid for the Assets.

On the day following the Bid Deadline, at 5:00 p.m. (prevailing Eastern Time), the Debtors will (a) notify each Qualified Bidder of the highest or otherwise best Qualified Bid for the Assets, as determined in the Debtors’ reasonable business judgment, and after consultation with the Committee (the “Baseline Bid”), and (b) provide copies of the applicable Qualified Bid Documents supporting the applicable Baseline Bid to each Qualified Bidder, including the Stalking Horse Bidder.

The determination of which Qualified Bid constitutes the Baseline Bid shall require a determination that the bid criteria set forth in Section 5 hereof have been satisfied in full (including that the DIP Payoff Condition will be satisfied in full) and shall also take into account any factors the Debtors, after consultation with the Committee, reasonably deem relevant to the value of the Qualified Bid to the Debtors’ estates, including, among other things: (a) the number, type, and nature of any changes to the Stalking Horse Agreement, if any, requested by the Qualified Bidder, including the obligations to be assumed in the Qualified Bid; (b) the amount and nature of the total consideration; (c) the anticipated amount of the DIP Obligations at the Closing taking into account the fact that the DIP Payoff Condition must be satisfied by any bidder other than the Stalking Horse Bidder and that the Stalking Horse Bidder will be entitled to credit bid the DIP Credit Bid Auction Amount and all other DIP Obligations at Closing; (d) the likelihood of the Qualified Bidder’s ability to close the Sale and the timing thereof; (e) the net economic effect of any changes to the value to be received by the Debtors’ estates from the transaction contemplated by the Qualified Bid Documents; (f) if required, the ability and willingness to provide any necessary financing through the Closing; and (g) the tax consequences of such Qualified Bid (collectively, the “Bid Assessment Criteria”).

The Auction, if any, shall take place at 10:00 a.m. (prevailing Eastern Time) on November 30, 2016, at the offices of Mirick, O’Connell, DeMallie & Lougee, LLP, 175 Federal Street, Suite 1220, Boston, MA 02110, or such later date and time as reasonably selected by the Debtors.  The Auction shall be conducted in a timely fashion according to the following procedures:

(a)	The Debtors Shall Conduct the Auction.

The Debtors and their professionals shall direct and preside over the Auction, and shall retain discretion to modify these procedures (subject to Section 9 of these procedures) if, after consultation with the Committee, it is determined to be in the best interest of the estates and their creditors.  At the start of the Auction, the Debtors shall describe the terms of the Baseline Bid.  All incremental Bids made thereafter shall be Overbids and shall be made and received on an open basis, and all material terms of each Overbid shall be fully disclosed to all other Qualified Bidders who submitted Bids.  The Debtors shall maintain a written transcript of all Bids made and announced at the Auction, including the Baseline Bid, all applicable Overbids, and the Successful Bid.

Only Qualified Bidders and their legal and financial advisors, and the Committee, the DIP Lenders, the United States Trustee, and each such parties’ respective legal and financial advisors shall be entitled to attend the Auction, and the Qualified Bidders shall appear at the Auction in person and may speak or bid themselves or through duly authorized representatives.  Only Qualified Bidders shall be entitled to bid at the Auction.

(b)	Terms of Overbids.

“Overbid” means any bid made at the Auction by a Qualified Bidder subsequent to the Debtors’ announcement of the Baseline Bid.  Each applicable Overbid must comply with the following conditions:

(i)
Overbid Increments.  The initial Overbid for the Assets, shall provide for total consideration to the Debtors with a value that exceeds the value of the consideration under the Baseline Bid by an incremental amount that is not less than the sum of $100,000 (the “Initial Overbid Increment”) plus, the aggregate amount of any Bid Protections under the Stalking Horse Agreement, and each successive applicable Overbid for the Assets shall exceed the then-existing Overbid by an incremental amount that is not less than $50,000 (the “Overbid Increment”).  The Debtors reserve the right, after consultation with the Committee and the Stalking Horse Bidder, to announce reductions or increases in the Overbid Increment at any time during the Auction, other than the Initial Overbid Increment which shall not be changed without the consent of the Stalking Horse Bidder.  Additional consideration in excess of the amount set forth in the respective Baseline Bid must be in cash.

(ii)
Conclusion of Each Overbid Round.  Upon the solicitation of each round of applicable Overbids, the Debtors may announce a deadline (as the Debtors may, in their business judgment, and after consultation with the Committee, extend from time to time, (the “Overbid Round Deadline”) by which time any Overbids must be submitted to the Debtors. The Debtors, in consultation with the Committee, may (but shall have no obligation to) consult with Bidders between each Over Bid Round in order to seek improvements, enhancements, or clarifications of any Bid, with any such improvements, enhancements or clarifications to be disclosed to other Qualified Bidders.

(iii)
Overbid Alterations.  An applicable Overbid may contain alterations, modifications, additions, or deletions of any terms of the Bid no less favorable to the Debtors’ estates than any prior Bid or Overbid, as determined in the Debtors’ reasonable business judgment, and after consultation with the Committee, but shall otherwise comply with the terms of these Bidding Procedures.

(iv)
Announcing Highest Bid.  Subsequent to each Overbid Round Deadline, the Debtors, after consultation with the Committee, shall announce whether the Debtors have identified in the initial applicable Overbid round, an Overbid as being higher or otherwise better than the Baseline Bid, or in subsequent rounds, the Overbid previously designated by the Debtors as the prevailing highest or otherwise best Bid for the Assets (the “Prevailing Highest Bid”).  The Debtors shall describe to all Qualified Bidders the material terms of any new Overbid designated by the Debtors as the Prevailing Highest Bid as well as the value attributable by the Debtors to such Prevailing Highest Bid based on, among other things, the Bid Assessment Criteria.

(c)	Closing the Auction.

(i)
The Auction shall continue until there is only one Bid that the Debtors determine, in their reasonable business judgment, and after consultation with the Committee, to be the highest or otherwise best Bid for the Assets.  Such Bid shall be declared the “Successful Bid,” and such Qualified Bidder, the “Successful Bidder”.

(ii)
After determining the Successful Bid and the Successful Bidder, the Debtors will also determine, in their reasonable business judgment, and after consultation with the Committee, the Bid which is the second highest or otherwise best Bid for the Assets.  Such Bid shall be declared the “Backup Successful Bid,” and such Qualified Bidder, the “Backup Successful Bidder” at which point the Auction will be closed.  Only the Stalking Horse Bidder may decline in its sole discretion to serve as the Backup Successful Bidder.

(iii)
The Debtors shall not consider any Bids or Overbids submitted after the conclusion of the Auction, and any such Bids or Overbids shall be deemed untimely and shall under no circumstances constitute a Qualified Bid.

(iv)	As soon as reasonably practicable after closing the Auction, the Debtors shall cause the Qualified Bid Documents for the Successful Bidder and the Backup Successful Bidder to be filed with the Court.

(e)	No Collusion; Good‑Faith Bona Fide Offer.

Each Qualified Bidder participating at the Auction will be required to confirm on the record at the Auction that:  (i) it has not engaged in any collusion with respect to the bidding; and (ii) its Bid is a good‑faith bona fide offer and it intends to consummate the proposed transaction if selected as the Successful Bidder.

8.	Highest or Otherwise Best Bid.

When determining the highest or otherwise best Bid, as compared to other Bids, the Debtors may consider the following factors in addition to any other factors that the Debtors, and after consultation with the Committee, deem appropriate and in the best interest of the estates and their creditors:  (a) the number, type, and nature of any changes to the Stalking Horse Agreement requested by the Qualified Bidder; (b) the amount and nature of the total consideration; (c) the likelihood of the Qualified Bidder’s ability to close a transaction and the timing thereof; (d) the net economic effect of any changes to the value to be received by the Debtors’ estates from the transaction contemplated by the Qualified Bid Documents; (e) the effect from a Bid on the value to the estate and to the estate’s constituents of claims held by any Qualified Bidder (including claims asserted by the Stalking Horse Bidder); and (f) the tax consequences to the Debtors’ estates of such Bid.

9.	Reservation of Rights.

The Debtors reserve their rights to modify these Bidding Procedures in their reasonable business judgment, and after consultation with the Committee, in any manner that will best promote the goals of the bidding process, or impose, at or prior to the Auction, additional customary terms and conditions on the sale of the Assets, including, without limitation:

(a) adding procedural rules that are reasonably necessary or advisable under the circumstances for conducting the Auction; (b) canceling the Auction; and (c) rejecting any or all bids or Bids (other than the Stalking Horse Bid).

Notwithstanding anything in these Bidding Procedures or the Bidding Procedures Order to the contrary, the following provisions of these Bidding Procedures shall not be amended or modified without the consent of the Stalking Horse Bidder: (A) any Bid Protections in favor of the Stalking Horse Bidder; (B) the following Bid Requirements: Section 5(c) (Minimum Bid), 5(d) (Deposit), 5(e) (Assumption of Obligations), 5(f) (the Same or Better Terms), 5(e) (Committed Financing, DIP Payoff Condition) 5(h) (Contingencies; No Financing or Diligence Outs), 5(l) (Binding and Irrevocable), 5(o) (As-Is, Where-Is), 5(s) (Bid Deadline); (C) the requirements of the Initial Overbid Increment contemplated by Section 7(b)(i) hereof; (D) the Right to Credit Bid; (E) any consultation rights of the Stalking Horse Bidder and the rights of the Stalking Horse Bidder set forth in Section 12; and (F) adjourning or delaying the date of the Auction past December 2, 2016. In addition, no other provision of these Bidding Procedures shall be amended, altered or modified in any material manner without the consent of the Stalking Horse Bidder, which consent may not be unreasonably withheld, conditioned or delayed.

10.	Consent to Jurisdiction.

All Qualified Bidders at the Auction shall be deemed to have consented to the jurisdiction of the Court and waived any right to a jury trial in connection with any disputes relating to the Auction, the construction and enforcement of these Bidding Procedures, and/or the Qualified Bid Documents, as applicable.

11.	Sale Hearing.

A hearing to consider approval of the Sale of the Assets to the Successful Bidder (or to approve the Stalking Horse Agreement, as applicable, if no Auction is held) (the “Sale Hearing”) is currently scheduled to take place on or before December 8, 2016, at 10:00 a.m. (prevailing Eastern Time), before the Honorable Melvin S. Hoffman, at the Bankruptcy Court for the Eastern District of Massachusetts, Room 2, John W. McCormack Post Office and Court House, 5 Post Office Square, Suite 1150, Boston, MA 02109-3945.  At the Sale Hearing, the Debtors shall present the Successful Bid to the Court for approval.

12.	Stalking Horse Agreement and Stalking Horse Rights.

The Debtors shall attach to the Notice of Sale either (i) the Stalking Horse Agreement or (ii) a summary of the significant terms of the Stalking Horse Agreement (the “Stalking Horse Notice”) and will serve the Notice of Sale on all parties entitled to notice under Rule 2002 of the Bankruptcy Rules except as may be otherwise limited by Court Order which will include, among others, all parties expressing interest in the Assets and all parties holding liens on the Assets.  If the Debtors, after consultation with the Committee, elect to attached the Stalking Horse Notice to the Notice of Sale, that Stalking Horse Notice will include: (a) the identity of the proposed Stalking Horse Bidder; (b) a summary of the key terms of the Stalking Horse Agreement; and (c) the Bid Protections.  If the Debtors, after consultation with the Committee, elect to attached the Stalking Horse Notice to the Notice of Sale, then, at least three (3) days prior to the Auction, the Debtors shall distribute complete and correct copies of the Stalking Horse Agreement to each of the other Qualified Bidders.

To provide an incentive and to compensate any Stalking Horse Bidders for performing the substantial due diligence and incurring the expenses necessary and entering into a Stalking Horse Agreement with the knowledge and risk that arises from participating in the sale and subsequent bidding process, the Debtors shall, pay the Stalking Horse Bidder (a) a break-up fee in the amount of $315,000 (the “Breakup Fee”), and (b) reimbursement of expenses incurred by the Stalking Horse Bidder in an amount not to exceed $325,000 (the “Expense Reimbursement Fee” and together with the Breakup Fee, the “Bid Protections”), both payable at Closing (or upon the closing of a sale of any material portion of the Assets) and in the event that the Stalking Horse Agreement is terminated due to (i) the Debtors closing or entering into an agreement for any alternative transaction with any person other than the Striking Horse Bidder,(ii) the Debtor declaring another Bidder to be the Successful Bidder, or (iii) making any filing or taking any other action materially inconsistent with the Sale to the Stalking Horse Bidder.  The Bid Protections will be an allowed administrative expense priority claim against the Debtors pursuant to sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code.

The Stalking Horse Bidder shall have standing to appear and be heard on all issues related to the Auction, the Sale, and related matters, including the right to object to the sale of the Assets or any portion thereof (including the conduct of the Auction and interpretation of these Bidding Procedures).

13.	No Modification of Bidding Procedures.

Except as provided by Section 9 hereof, these Bidding Procedures may not be modified.

14.	Return of Deposit.

The Deposit of the Successful Bidder shall be applied to the respective Purchase Price of such transaction at closing.  The Deposits for each Qualified Bidder shall be held in a non-interest bearing IOLTA account and shall be returned (other than with respect to the Successful Bidder and the Backup Successful Bidder) on or within three business days after the Auction.

If a Successful Bidder fails to consummate a proposed transaction because of a breach by such Successful Bidder, the Debtors will not have any obligation to return the Deposit deposited by such Successful Bidder, which may be retained by the Debtors as liquidated damages, in addition to any and all rights, remedies, or causes of action that may be available to the Debtors, and the Debtors shall be free to consummate the proposed transaction with the any other Qualified Bidder without the need for an additional hearing or order of the Court.  The Debtors shall be entitled to close the Sale with the Backup Successful Bidder. The Deposit for the Backup Successful Bidder shall be returned on or within three business days after the closing of the transaction with the Successful Bidder.